Exhibit 10.5

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (the "Agreement") is made as of the 4th day of April, 2022 (the "Effective Date"), by and between CRESTMARK, A DIVISION OF METABANK, NATIONAL ASSOCIATION, formerly known as Crestmark, a division of MetaBank, as assignee of Crestmark Bank ("Crestmark"), CLR ROASTERS, LLC, a Florida limited liability company ("Borrower''), and YOUNGEVITY INTERNATIONAL, INC., a Delaware corporation ("Youngevity''), STEPHAN R. WALLACH, an individual ("Wallach"), and DAVID BRISKlE, an individual ("Briskie", and together with Youngevity and Wallach, individually and collectively, the "Guarantor").

RECITALS:

A.    Borrower and Crestmark entered into that certain Amended and Restated Loan and Security Agreement dated as of November 16, 2017 (as amended, the "Loan Agreement") pursuant to which Crestmark made a loan in the original principal amount of $3,000,000.00 (the "Loan"), which Loan is evidenced by, among other documents, that certain Amended and Restated Promissory Note dated January 19, 2022 (the "Note").

B.    Youngevity executed a Corporate Guaranty dated November 16, 2017, Wallach executed a Personal Guaranty dated November 16, 2017 and Briskie executed a Guaranty of Validity dated November 16, 2017 (collectively, the "Guaranty").

C.    The Loan Agreement, the Note, the Guaranty and all other documents executed in connection with the Loan shall be known collectively as the "Loan Documents". Unless defined herein, all capitalized terms used herein shall have the meaning set forth in the Loan Documents.

D.    Borrower is in default to Crestmark because Borrower failed to provide the quarterly Management Prepared Financial Statements for the quarters ended
September 30, 2021 and December 31, 2021, as set forth in Section 13 of the Schedule to the Loan Agreement, in direct violation of the Loan Agreement (the "Existing Defaults"). Crestmark notified Borrower and Guarantor of the Existing Defaults in the Notice of Default dated February 18, 2022.

E         Notwithstanding the Existing Defaults and without any obligation to do so and without waiving or relinquishing any rights or remedies, Crestmark agrees to forbear from collection action under the Loan Documents and applicable law until the Termination Date (as defined herein), provided there is no Forbearance Event Default (as defined below) and subject to Borrower’s and Guarantor’s compliance with the requirements and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements, the parties agree as follows:

1.    Governing Provisions. The future administration of Borrower's and Guarantor's obligations to Crestmark shall continue to be governed by the covenants, terms and conditions of the Loan Documents, except to the extent superseded, amended, modified or supplemented by this Agreement.

2.    Indebtedness. All amounts due from Borrower to Crestmark, whether now or in the future, under the Loan Documents shall be known in the aggregate as the "Indebtedness". The Indebtedness as of April 1, 2022 is $1,920,172., exclusive of any reasonable costs, expenses and reasonable attorneys' foes which Crestmark has incurred, and for which the Loan Documents provide that Borrower is responsible.

3.    Acknowledgment of the Indebtedness, Recitals, Enforceability of Loan Documents and the Existing Defaults. Borrower and Guarantor each acknowledge and agree:

A.    To the amount, validity and enforceability of the Indebtedness;

B.    To the validity and enforceability of the Loan Documents;

C.    To the existence of the Existing Defaults; and

D.    That the Recitals herein are true and correct.

4.    Forbearance Event of Default. A "Forbearance Event of Default'' shall exist if any one or more of the following events shall hereafter occur:

A.    Any breach of or default of performance of any of the terms, conditions, warranties or representations set forth in this Agreement; and

B.    The occurrence of any default as set forth in the Loan Documents, except as otherwise identified above or modified herein.

5.    Forbearance Terms. Crestmark agrees to temporarily forbear from exercising its rights under the Loan Documents; provided, however, Borrower and Guarantor adhere to the following:

A.    On or before the Termination Date, make full and irrevocable repayment of the Loan and all Indebtedness then outstanding thereunder to Crestmark by replacement financing from another lender or otherwise.

6.    Discretionary Funding. Borrower and Guarantor acknowledge that the Loan Documents provide for a discretionary lending arrangement and agree that Crestmark has no obligation to lend against any Eligible Account or Eligible Inventory or to make any further Advances to Borrower, and that any future Advances made by Crestmark will not be deemed to be a waiver of the Existing Defaults or any other events of default.

Provided that there is no forbearance Event of Default, Crestmark may make discretionary Advances in accordance with the revised Advance Formula described below which replaces the Advance Formula in the Loan Agreement:

Advance Formula: Advances of the Loan may be measured against a percentage of Eligible Accounts and Eligible Inventory.

The Loan Amount may not exceed an amount which is the lesser of:

(a)	Three Million and 00/100 Dollars ($3,000,000.00) ("Maximum Amount"); or

(b)	the sum of:

(i)    Up to eighty-five percent (85%) of Eligible Accounts; PLUS

(ii) the lesser of (x) Two Hundred Thousand and 00/100 Dollars ($200,000.00), which shall reduce weekly on Friday of each week by Twenty-Five Thousand and 00/100 Dollars ($25,000.00) until it has been reduced to Zero Dollars ($0.00) where it shall remain, or (y) fifty percent (500/o) of Eligible Inventory, or (z) fifty percent (50%) of above.

(subparagraphs (i) - (ii) are collectively the "Advance Formula").

Crestmark in its sole discretion may raise or lower any percentage advance rate with respect to the Advance Formula.

7.    Ineligible Account Debtors: As of the Effective Date of this Agreement and at all times thereafter, any Accounts from the following Account Debtors shall be deemed ineligible: H&R Coffee Export Group Corp. and Rothfos Corporation.

8.   Waiver and Release of All Claims and Defenses. In consideration of Crestmark executing this Agreement, Borrower and Guarantor do each hereby release and discharge Crestmark of and from any and all claims, harm, causes of action, liabilities, injuries, expenses (including attorneys' fees) and damages of any and every kind, known or unknown, legal or equitable, which Borrower or Guarantor have against Crestmark from the date of Borrower's and Guarantor's first contact with Crestmark up to the date of this Agreement. Borrower and Guarantor confirm to Crestmark that they have reviewed the effect of this release with legal counsel of their choice, or have been afforded the opportunity to do so, prior to the execution of this Agreement and each acknowledges and agrees that Crestmark is relying upon this release in executing this Agreement.

9.    Termination Date. The Termination Date shall be the earlier of a Forbearance Event of Default or June 30, 2022.

10.    Guaranty Agreement. As a specific inducement to Crestmark, and in consideration of Crestmark's reliance hereon, Guarantor hereby acknowledges and agrees to the terms and conditions of this Agreement and reaffirms its Guaranty.

11.    Crestmark's Expenses. Borrower and Guarantor shall pay to Crestmark, and in demand all of Crestmark's reasonable out-of-pocket expenses, including but not limited to its reasonable attorney's fees.

12.    Additional Documents. Borrower and Guarantor shall execute any and all additional documents requested by Crestmark to evidence or effectuate the financial arrangements contemplated herein or contemplated in the Loan Documents.

13.    No Waiver or Promise. Notwithstanding Crestmark's expression of willingness to discuss the possibility of forbearance on the terms and conditions stated herein, no written or verbal communication or action by Crestmark is, nor should it be construed as, a waiver of any defaults, claims, rights or remedies, or as a promise, agreement or representation of any kind, express or implied, on the part of Crestmark to make other financial accommodations, or to forbear, postpone or refrain from taking any action with respect to the Loan Documents except as provided for in this Agreement. Borrower and Guarantor acknowledge, understand and agree that Crestmark is under no duty or obligation of any kind whatsoever to extend or grant them any further period of forbearance, and no representations have been made to Borrower or Guarantor regarding any likelihood that any extension or continued forbearance will be granted.

14.    Miscellaneous. Nothing in this Agreement is intended or shall be deemed to modify any of Crestmark's rights, if any, as a shareholder of Borrower.

15.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Forbearance Agreement effective as of the date first stated above.·

"CRESTMARK"

CRESTMARK, A DIVISION OF METABANK, NATIONAL ASSOCIATION

By: /s/ Joseph Zayas
Name: Joseph Zayas
Its: Vice President

"BORROWER"

CLR ROASTERS, LLC,

a Florida limited liability company

By: /s/ David Briskie
Name: David Briskie
Its:  Manager

By: /s/ Ernesto G. Aguila
Name: Ernesto G. Aguila

Its:         Manager

"GUARANTOR"

By: /s/ Stephan R. Wallach_____
Name: Stephan R Wallach, an individual

By: /s/ David Briskie
Name: David Briskie, an individual

YOUNGEVITY INTERNATIONAL, INC.,

a Delaware corporation

By: /s/ Stephan R. Wallach

Name: Stephan R Wallach

Its:         CEO